Exhibit (h)(32)(iii)

Amendment to Participation Agreement

THIS AMENDMENT TO PARTICPATION AGREEMENT is made as of October 5, 2020, by and among Empower Annuity Insurance Company of America (formerly, Great-West Life and Annuity Insurance Company) (“GWL&A”); Empower Life & Annuity Insurance Company of New York (formerly, Great-West Life & Annuity Insurance Company of New York) (“GWL&ANY”); BNY Mellon Variable Investment Fund (formerly, Dreyfus Variable Investment Fund), BNY Mellon Investment Portfolios (formerly, Dreyfus Investment Portfolios), BNY Mellon Sustainable U.S. Equity Portfolio, Inc. (formerly, The Dreyfus Sustainable U.S. Equity Portfolio, Inc.), BNY Mellon Stock Index Fund, Inc. (formerly, Dreyfus Stock Index Fund) (each, a “Fund”); and BNY Mellon Investment Adviser, Inc.  (formerly, The Dreyfus Corporation) (“Adviser”) (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

WHEREAS, the Parties executed a Fund Participation Agreement dated as of December 31, 1998, as amended (the “Agreement”);

WHEREAS, the Parties desire to update the Contracts listed in Schedule A and the Designated Portfolios listed in Schedule B of the Agreement; and

WHEREAS, the Parties desire to update all references to Separate Accounts to include additional Separate Accounts of GWL&A and GWL&ANY.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties hereby agree as follows:

1.
Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.

2.
Schedule B of the Agreement is deleted and replaced in its entirety with the Schedule B attached hereto.

3.
The preamble and all additional references to Separate Accounts will now refer to the following Separate Accounts:

Maxim Series Account
COLI VUL Series Account 2
COLI VUL Series Account 4
COLI VUL Series Account 7
COLI VUL-2 NY Series Account
COLI VUL-1 Series Account
COLI VUL Series Account 8
COLI VUL Series Account 9
COLI VUL Series Account 10
COLI VUL Series Account 11
COLI VUL Series Account 14

4.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

5.
This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Effective Date.

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY, as administrator on behalf of EMPOWER LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

By: _/s/ Steve Cramer________________________________

Name: _Steve Cramer______________________________

Title: __Chief Product Officer – Retirement Division______________________________

PROTECTIVE LIFE INSURANCE COMPANY, as administrator on behalf of EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

By: _/s/ Steve Cramer________________________________

Name: _Steve Cramer______________________________

Title: __Chief Product Officer – Retirement Division______________________________

ON BEHALF OF EACH OF THE BNY MELLON FAMILY OF FUNDS LISTED ABOVE AS PARTIES TO THE AGREEMENT

By: __/s/ James Bitetto_______________________________

Name: _James Bitetto______________________________

Title: __Vice President and Secretary______________________________

BNY MELLON INVESTMENT ADVISER, INC.

By: __/s/ James Bitetto_______________________________

Name: _James Bitetto______________________________

Title: _Secretary_______________________________

Schedule A

Contracts

AICPA Variable Annuity
Private Placement VUL (PPVUL)
Private Placement VUL NY (PPVUL NY)
Executive Benefit VUL
Executive Benefit VUL II
Executive Benefit Registered VUL NY

Separate Accounts

Maxim Series Account
COLI VUL Series Account 2
COLI VUL Series Account 4
COLI VUL Series Account 7
COLI VUL Series Account 8
COLI VUL Series Account 9
COLI VUL Series Account 10
COLI VUL Series Account 11
COLI VUL Series Account 14
COLI VUL-2 NY Series Account
COLI VUL-1 Series Account (GWLANY)

Schedule B

LIST OF PARTICIPATING FUNDS
The provisions of this Agreement apply exclusively to the dealer code and branch codes specified in this Schedule B.  Insurance Company is solely responsible for providing the correct dealer and branch codes on each account.
Dealer Code: 007368 Branch Code: GW01 or GW02

F und Name	Share Class
BNY Mellon Investment Portfolios:
MidCap Stock Portfolio	Initial and Service
Small Cap Stock Index Portfolio	Service
Technology Growth Portfolio	Initial and Service
BNY Mellon Stock Index Fund, Inc.	Initial and Service
BNY Mellon Sustainable U.S. Equity Portfolio, Inc.	Initial and Service
BNY Mellon Variable Investment Fund
Appreciation Portfolio	Initial and Service
Growth and Income Portfolio	Initial and Service
Government Money Market Portfolio	-
Opportunistic Small Cap Portfolio	Initial and Service